Registration No. 333-111779

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM F-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

     Millicom International Cellular S.A.
 (Exact name of Registrant as specified in its charter)

Grand Duchy of Luxembourg	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

75 Route de Longwy
Box 23, L-8080 Bertrange
Grand-Duchy of Luxembourg
(352) 27 759 101
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8940
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David M. Wells
Davis Polk & Wardwell
99 Gresham Street
London EC2V 7NG
England
(44) 207 418 1300

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

     On February 5, 2004, Millicom International Cellular S.A. registered $63,531,000 principal amount of 2% Senior Convertible PIK Notes Due 2006 and 5,509,777 shares of Millicom International Cellular S.A. common stock (representing 23,639,108 shares after the 4:1 stock split of February 16, 2004) issuable upon conversion of such notes (collectively, the “Securities”) with the Securities and Exchange Commission pursuant to Registration Statement No. 333-111779 (the “Registration Statement”). We hereby remove from registration all of the Securities originally registered pursuant to the Registration Statement which remain unsold as of the effective date of this post-effective amendment.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Grand Duchy of Luxembourg, on August 18, 2005.

MILLICOM INTERNATIONAL CELLULAR S.A.

By:	/s/ Marc Beuls

Marc Beuls
Principal Executive Officer

By:	/s/ Bruno Nieuwland

Bruno Nieuwland
Principal Financial Officer and Controller

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Marc Beuls	Principal Executive Officer	August 18, 2005

Marc Beuls

/s/ Bruno Nieuwland	Principal Financial Officer and Controller	August 18, 2005

Bruno Nieuwland

	Director	August 18, 2005

Donna Cordner

*	Director	August 18, 2005

Vigo Carlund

*	Director	August 18, 2005

Ernest Cravatte

*	Director	August 18, 2005

Lars-Johan Jarnheimer

*	Director	August 18, 2005

Daniel Johannesson

*	Director	August 18, 2005

Raymond Kirsch

*	Director	August 18, 2005

Michel Massart

*	Director	August 18, 2005

Cristina Stenbeck

	Director	August 18, 2005

Tope Lawani

*	Authorized Representative in the United States	August 18, 2005

Edward Doyle

*By: /s/ Marc Beuls	Attorney-in-fact	August 18, 2005

Marc Beuls